UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2006
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.
     On November 28, 2006, Nash-Finch Company (the “Company”), entered into a Second Amendment to the Credit Agreement (the “Amendment”), by and among the Company, the lenders party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas (“Deutsche Bank”), as Administrative Agent. The Amendment amended certain terms of a senior secured credit facility (the “Credit Facility”) that the Company established with Deutsche Bank pursuant to the Credit Agreement, dated as of November 12, 2004, by and among the Company, various Lenders and Deutsche Bank (as amended, the “Credit Agreement”).
     The terms of the Amendment change the existing total leverage ratio financial covenant (the “Total Leverage Ratio”) and reprice the Company’s interest rate structure (the “Amended Pricing Schedule”) whenever the Company’s Total Leverage Ratio exceeds 2.50:1.00. The table below compares the amended and existing Total Leverage Ratio:

	Amended Ratio	Existing Ratio
Total Leverage Ratio (1)	(maximum)	(maximum)
Fiscal Quarter ending closest to:
December 31, 2006	3.75:1.00	3.25:1.00
March 31, 2007	3.75:1.00	3.25:1.00
June 30, 2007	3.50:1.00	3.25:1.00
September 30, 2007	3.50:1.00	3.25:1.00
December 31, 2007 and thereafter	3:00:1.00	3:00:1.00

(1)	Total outstanding debt and capitalized leases to Consolidated EBITDA for the trailing four quarters.
     Under the terms of the Amended Pricing Schedule, the interest rate charged on the Credit Facility is increased by 0.25% whenever the Total Leverage Ratio exceeds 2.50:1.00. The Company will incur a total one time fee of approximately $550,000 payable to Deutsche Bank and the Lenders who consent to the Amendment. The Company continues to use the Credit Facility for working capital purposes, internal growth initiatives, funding of future acquisitions and other general corporate purposes.
     Borrowings under the amended Credit Facility, like its predecessor, are collateralized by a security interest in substantially all assets of the Company and its wholly-owned subsidiaries that are not pledged under other debt agreements. Other existing financial covenants remain unchanged. The Company is also required to make mandatory prepayments of term and/or revolver loans in certain circumstances as defined in the Credit Agreement. Failure to comply with any of the financial covenants would constitute an event of default under the Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     At the close of business on December 1, 2006, the Company will adjust the Conversion Rate (as such term is defined in the Indenture) at which shares of common stock of the Company will be delivered upon conversion of the Notes (as defined below), pursuant to Section 4.08 of the Indenture (the “Indenture”), dated as of March 15, 2005 relating to the Company’s Senior Subordinated Convertible Notes due 2035 (the “Notes”), to 9.4164 shares of common stock of the Company for each $1,000 principal amount of the Notes.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Second Amendment to Credit Agreement, dated November 28, 2006, among Nash-Finch Company, the Lenders party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Dated: December 1, 2006	By:	/s/ LeAnne M. Stewart
LeAnne M. Stewart
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Second Amendment to Credit Agreement, dated November 28, 2006, among Nash-Finch Company, the Lenders party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent.